Exhibit 99.1

Zscaler Reports Fourth Quarter and Fiscal 2023 Financial Results
Fourth Quarter Highlights
•Revenue grows 43% year-over-year to $455.0 million
•Calculated billings grows 38% year-over-year to $719.3 million
•Deferred revenue grows 41% year-over-year to $1,439.7 million
•GAAP net loss of $30.7 million compared to GAAP net loss of $97.7 million on a year-over-year basis
•Non-GAAP net income of $100.9 million compared to non-GAAP net income of $36.4 million on a year-over-year basis
SAN JOSE, California - September 5, 2023 - Zscaler, Inc. (Nasdaq: ZS), the leader in cloud security, today announced financial results for its fiscal fourth quarter and fiscal year ended July 31, 2023.
"We concluded our fiscal year with strong top line growth and record operating profits. In less than two years, we doubled our annual recurring revenue, surpassing the $2 billion milestone. With cyber security as a high priority, IT executives are modernizing their legacy network security with our zero-trust architecture," said Jay Chaudhry, Chairman and CEO of Zscaler. “Our customers are realizing tremendous value from the new services and advanced capabilities delivered on our Zero Trust Exchange™ platform. We will continue to invest to delight our customers with more product innovations to capture the large opportunities ahead of us."

Fourth Quarter Fiscal 2023 Financial Highlights
•Revenue: $455.0 million, an increase of 43% year-over-year.
•Income (loss) from operations: GAAP loss from operations was $44.6 million, or 10% of revenue, compared to $82.5 million, or 26% of revenue, in the fourth quarter of fiscal 2022. Non-GAAP income from operations was $86.0 million, or 19% of revenue, compared to $38.1 million, or 12% of revenue, in the fourth quarter of fiscal 2022.
•Net income (loss): GAAP net loss was $30.7 million, compared to $97.7 million in the fourth quarter of fiscal 2022. Non-GAAP net income was $100.9 million, compared to $36.4 million in the fourth quarter of fiscal 2022.
•Net income (loss) per share: GAAP net loss per share was $0.21, compared to $0.69 in the fourth quarter of fiscal 2022. Non-GAAP net income per share was $0.64, compared to $0.25 in the fourth quarter of fiscal 2022.
•Cash flows: Cash provided by operations was $135.9 million, or 30% of revenue, compared to $103.1 million, or 32% of revenue, in the fourth quarter of fiscal 2022. Free cash flow was $101.3 million, or 22% of revenue, compared to $74.8 million, or 24% of revenue, in the fourth quarter of fiscal 2022.
•Deferred revenue: $1,439.7 million as of July 31, 2023, an increase of 41% year-over-year.
•Cash, cash equivalents and short-term investments: $2,100.2 million as of July 31, 2023, an increase of $368.9 million from July 31, 2022.

Full Year Fiscal 2023 Financial Highlights
•Revenue: $1,617.0 million, an increase of 48% year-over-year.
•Income (loss) from operations: GAAP loss from operations was $234.6 million, or 15% of revenue, compared to $327.4 million, or 30% of revenue, in fiscal 2022. Non-GAAP income from operations was $240.8 million, or 15% of revenue, compared to $111.6 million, or 10% of revenue, in fiscal 2022.
•Net income (loss): GAAP net loss was $202.3 million, compared to $390.3 million in fiscal 2022. Non-GAAP net income was $277.0 million, compared to $101.3 million in fiscal 2022.

•Net income (loss) per share: GAAP net loss per share was $1.40, compared to $2.77 in fiscal 2022. Non-GAAP net income per share was $1.79, compared to $0.69 in fiscal 2022.
•Cash flows: Cash provided by operations was $462.3 million, or 29% of revenue, compared to $321.9 million, or 30% of revenue, in fiscal 2022. Free cash flow was $333.6 million, or 21% of revenue, compared to $231.3 million, or 21% of revenue, in fiscal 2022.

Recent Business Highlights
•Launched new cybersecurity services, including Zscaler Risk360 and Zero Trust Branch Connectivity, that extend the capabilities of its industry-leading Zscaler Zero Trust Exchange cloud security platform to better identify, mitigate and manage large-scale attacks.

•Released the findings of the 2023 ThreatLabz Ransomware Report, which tracks the ongoing increase in complex ransomware attacks and spotlights recent ransomware trends over a 12 month period. This year’s report revealed a nearly 40% increase in global ransomware attacks and details the rise of novel ransomware methods, such as encryption-less extortion and ransomware-as-a-service attacks.

•Named a Fortune’s Best Workplaces for Millennials, a global recognition based on feedback provided by Zscaler employees.

•Recognized as a Leader in three influential analyst reports from IDC, Dell’Oro and Information Services Group (ISG) evaluating market share and technical capabilities, further validating Zscaler’s position as a Leader in the 2023 Gartner® Magic Quadrant™ for Security Service Edge (SSE).

•Announced a partnership with the Center for Internet Security, Inc. (CIS®), a non-profit cybersecurity organization committed to keeping the connected world a safer place, to make Zscaler zero trust security solutions available in CIS CyberMarket® to improve cybersecurity for state, local, tribal and territorial (SLTT) governments.

•Released the results of the annual VPN Risk Report, which examines the complexity of today’s VPN management, user experience issues, vulnerabilities to diverse cyberattacks, and their potential to impair organizations’ broader security posture. This year’s report found that 88% of companies surveyed report being concerned that VPNs jeopardize their ability to maintain a secure environment.

Recently Issued Accounting Pronouncements
Effective August 1, 2022, the beginning of our fiscal year ending July 31, 2023, we adopted Accounting Standards Update No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40) (ASU 2020-06), using the modified retrospective transition method. The adoption of this standard resulted in the elimination of the debt discount and related amortization as interest expense and the classification of the portion of the debt issuance costs initially allocated to equity within the carrying amount of our convertible senior notes, which will be amortized as interest expense. Additionally, ASU 2020-06 amended the calculation of diluted earnings per share for certain convertible debt instruments, eliminating the treasury stock method and requiring the use of the if-converted method to compute the underlying potentially diluted shares. Accordingly, to account for the potentially diluted shares related to our convertible senior notes in the computation of our non-GAAP net income per share, we are required to add back the non-GAAP interest expense related to the convertible senior notes to our non-GAAP net income and include approximately 7.63 million shares related to our convertible senior notes beginning in our first quarter of fiscal year 2023.

Financial Outlook
For the first quarter of fiscal 2024, we expect:
•Revenue of $472 million to $474 million
•Non-GAAP income from operations of $70 million to $72 million
•Non-GAAP net income per share of approximately $0.48 to $0.49, assuming approximately 159 million fully diluted shares outstanding using the "if-converted" method for our convertible senior notes

For the full year fiscal 2024, we expect:
•Revenue of approximately $2.050 billion to $2.065 billion
•Calculated billings of $2.52 billion to $2.56 billion
•Non-GAAP income from operations of $330 million to $340 million
•Non-GAAP net income per share of $2.20 to $2.25, assuming approximately 161 million fully diluted shares outstanding using the "if-converted" method for our convertible senior notes
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

In August 2023, we completed an assessment of the useful lives of our servers and networking equipment, which resulted in an extension of their useful lives from four to five years. This change will be effective beginning fiscal year 2024. Based on the carrying amount of these assets as of July 31, 2023, we expect the impact of this change to be approximately a 50 basis point benefit to our gross margin for the full fiscal year 2024. Guidance for non-GAAP income from operations excludes stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets, amortization of debt issuance costs, and restructuring and other charges. As a result of the adoption of ASU 2020-06 on August 1, 2022, guidance for non-GAAP net income per share uses the if-converted method to calculate the potentially diluted shares related to the convertible senior notes. Accordingly, we are required to add back the non-GAAP interest expense related to the convertible senior notes to our non-GAAP net income and include approximately 7.63 million shares related to our convertible senior notes. Additionally, we include the anti-dilutive impact of the capped call transactions entered into in connection with the convertible senior notes. We have not reconciled our expectations of non-GAAP income from operations and non-GAAP net income per share to their most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. For those reasons, we are also unable to address the probable significance of the unavailable information, the variability of which may have a significant impact on future results. Accordingly, a reconciliation for the guidance for non-GAAP income from operations and non-GAAP net income per share is not available without unreasonable effort.

In the third quarter of fiscal 2023, we updated our definition of non-GAAP income from operations to include restructuring and other charges.

For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the "Explanation of Non-GAAP Financial Measures" section of this press release.
Conference Call and Webcast Information
Zscaler will host a conference call for analysts and investors to discuss its fourth quarter of fiscal 2023 and outlook for its first quarter of fiscal 2024 and full year fiscal 2024 today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time).

Date:	Tuesday, September 5, 2023
Time:	1:30 p.m. PT
Webcast:	https://ir.zscaler.com
Dial-in:
To join by phone, register at the following link (https://register.vevent.com/register/BI62009b2f888848d1938949efa8f85072). After registering, you will be provided with a dial-in number and personal PIN required to join the call.

Upcoming Conferences
First quarter of fiscal 2024 investor conference participation schedule:

•Goldman Sachs Communacopia + Technology Conference
Wednesday, September 6, 2023

•Wolfe Research TMT Conference
Thursday, September 7, 2023

•Piper Sandler Growth Frontiers Conference
Tuesday, September 12, 2023

Sessions which offer a webcast will be available on the Investor Relations section of the Zscaler website at https://ir.zscaler.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding our future financial and operating performance, including our financial outlook for the first quarter of fiscal 2024 and full year fiscal 2024. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to: macroeconomic influences and instability, including the ongoing effects of inflation, geopolitical events and the COVID-19 pandemic on our business, operations and financial results and the economy in general; risks related to the use of AI in our platform; the impact of a government default or shut-down; our limited operating history; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth, including fluctuations from period to period; our limited experience with new product and subscription and support introductions and the risks associated with new products and subscription and support offerings, including the discovery of software bugs; our ability to attract and retain new customers; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscription and support; rapidly evolving technological developments in the market for network security products and subscription and support offerings and our ability to remain competitive; length of sales cycles; and general market, political, economic and business conditions.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2023 filed on June 7, 2023, as well as future filings and reports by us, copies of which are available on our website at ir.zscaler.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures” section of this press release.

About Zscaler
Zscaler (Nasdaq: ZS) accelerates digital transformation so customers can be more agile, efficient, resilient, and secure. The Zscaler Zero Trust Exchange™ platform protects thousands of customers from cyberattacks and data loss by securely connecting users, devices, and applications in any location. Distributed across more than 150 data centers globally, the SSE-based Zero Trust Exchange is the world’s largest in-line cloud security platform.
Zscaler™ and the other trademarks listed at https://www.zscaler.com/legal/trademarks are either (i) registered trademarks or service marks or (ii) trademarks or service marks of Zscaler, Inc. in the United States and/or other countries. Any other trademarks are the properties of their respective owners.

Investor Relations Contacts
Bill Choi, CFA
SVP, Investor Relations and Strategic Finance
(408) 816-1478
ir@zscaler.com

Natalia Wodecki
Media Relations Contact
press@zscaler.com

ZSCALER, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2023	2022	2023	2022
Revenue	$455,006	$318,059	$1,616,952	$1,090,946
Cost of revenue (1) (2)	102,682	68,308	362,832	242,282
Gross profit	352,324	249,751	1,254,120	848,664
Operating expenses:
Sales and marketing (1) (2)	252,810	214,228	953,864	735,219
Research and development (1) (2)	96,387	78,150	349,735	289,139
General and administrative (1)	46,380	39,902	177,544	151,735
Restructuring and other charges (1)	1,299	—	7,600	—
Total operating expenses	396,876	332,280	1,488,743	1,176,093
Loss from operations	(44,552)	(82,529)	(234,623)	(327,429)
Interest income	21,351	2,607	60,462	4,586
Interest expense (3) (4)	(2,494)	(14,458)	(6,541)	(56,579)
Other expense, net	(331)	(774)	(1,862)	(4,208)
Loss before income taxes	(26,026)	(95,154)	(182,564)	(383,630)
Provision for income taxes	4,648	2,498	19,771	6,648
Net loss	$(30,674)	$(97,652)	$(202,335)	$(390,278)
Net loss per share, basic and diluted	$(0.21)	$(0.69)	$(1.40)	$(2.77)
Weighted-average shares used in computing net loss per share, basic and diluted	146,424	142,355	144,942	140,895
(1) Includes stock-based compensation expense and related payroll taxes as follows:

Cost of revenue	$12,016	$7,696	$40,297	$25,292
Sales and marketing	60,181	57,505	222,280	202,211
Research and development	34,742	33,486	121,151	123,422
General and administrative	19,336	19,628	73,051	79,095
Restructuring and other charges	—	—	1,036	—
Total	$126,275	$118,315	$457,815	$430,020
(2) Includes amortization expense of acquired intangible assets as follows:

Cost of revenue	$2,765	$1,939	$9,574	$7,975
Sales and marketing	217	178	773	704
Research and development	—	198	713	331
Total	$2,982	$2,315	$11,060	$9,010

(3) Includes amortization of debt discount and issuance costs as follows (4):	$975	$14,098	$3,894	$55,141
(4) Effective August 1, 2022, we adopted ASU 2020-06 using the modified retrospective method under which prior period amounts have not been adjusted. The adoption of this standard resulted in the elimination of the debt discount and related amortization as interest expense and the classification of the portion of the debt issuance costs initially allocated to equity within the carrying amount of the convertible senior notes, which will be recognized as interest expense.

ZSCALER, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	July 31,	July 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$1,262,206	$1,013,210
Short-term investments	838,026	718,129
Accounts receivable, net	582,636	399,745
Deferred contract acquisition costs	115,827	86,210
Prepaid expenses and other current assets	91,619	39,353
Total current assets	2,890,314	2,256,647
Property and equipment, net	242,355	160,633
Operating lease right-of-use assets	70,671	72,357
Deferred contract acquisition costs, noncurrent	259,407	210,792
Acquired intangible assets, net	25,859	31,819
Goodwill	89,192	78,547
Other noncurrent assets	30,519	21,870
Total assets	$3,608,317	$2,832,665

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18,481	$26,154
Accrued expenses and other current liabilities	64,975	46,496
Accrued compensation	136,800	111,948
Deferred revenue	1,281,143	923,749
Operating lease liabilities	34,469	26,100
Total current liabilities	1,535,868	1,134,447
Convertible senior notes, net (1)	1,134,159	968,674
Deferred revenue, noncurrent	158,533	97,374
Operating lease liabilities, noncurrent	41,917	50,948
Other noncurrent liabilities	12,728	7,922
Total liabilities	2,883,205	2,259,365
Stockholders’ Equity
Common stock	147	143
Additional paid-in capital	1,816,915	1,590,885
Accumulated other comprehensive loss	(1,576)	(25,850)
Accumulated deficit	(1,090,374)	(991,878)
Total stockholders’ equity	725,112	573,300
Total liabilities and stockholders’ equity	$3,608,317	$2,832,665
_________
(1) Effective August 1, 2022, we adopted ASU 2020-06 using the modified retrospective method under which prior period amounts have not been adjusted. The adoption of this standard resulted in the elimination of the debt discount and related amortization as interest expense and the classification of the portion of the debt issuance costs initially allocated to equity within the carrying amount of our convertible senior notes, which will be recognized as interest expense.

ZSCALER, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Year Ended
	July 31,
	2023	2022
Cash Flows from Operating Activities
Net loss	$(202,335)	$(390,278)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	55,756	40,456
Amortization expense of acquired intangible assets	11,060	9,010
Amortization of deferred contract acquisition costs	98,718	68,531
Amortization of debt discount and issuance costs (1)	3,894	55,141
Non-cash operating lease costs	32,212	25,626
Stock-based compensation expense	444,834	409,562
Amortization (accretion) of investments purchased at a premium (discount)	(6,582)	6,580
Unrealized (gains) losses on hedging transactions	(3,319)	1,499
Deferred income taxes	352	(562)
Other	(820)	(1,104)
Changes in operating assets and liabilities, net of effects of business acquisitions
Accounts receivable	(183,858)	(143,336)
Deferred contract acquisition costs	(176,950)	(158,503)
Prepaid expenses, other current and noncurrent assets	(39,922)	(10,287)
Accounts payable	(8,416)	14,358
Accrued expenses, other current and noncurrent liabilities	26,814	13,377
Accrued compensation	24,538	18,326
Deferred revenue	418,564	391,179
Operating lease liabilities	(32,197)	(27,663)
Net cash provided by operating activities	462,343	321,912
Cash Flows from Investing Activities
Purchases of property, equipment and other assets	(97,197)	(69,296)
Capitalized internal-use software	(31,527)	(21,284)
Payments for business acquisitions, net of cash acquired	(15,643)	(25,287)
Purchase of strategic investments	(3,206)	—
Purchases of short-term investments	(1,064,143)	(844,944)
Proceeds from maturities of short-term investments	901,849	1,334,874
Proceeds from sale of short-term investments	50,530	—
Net cash provided by (used in) investing activities	(259,337)	374,063
Cash Flows from Financing Activities
Proceeds from issuance of common stock upon exercise of stock options	3,944	6,943
Proceeds from issuance of common stock under the employee stock purchase plan	42,263	34,649
Payment of deferred consideration related to business acquisitions	(215)	(250)
Other	(2)	(5)
Net cash provided by financing activities	45,990	41,337
Net increase in cash and cash equivalents	248,996	737,312
Cash and cash equivalents at beginning of period	1,013,210	275,898
Cash and cash equivalents at end of period	$1,262,206	$1,013,210
_________
(1) Effective August 1, 2022, we adopted ASU 2020-06 using the modified retrospective method under which prior period amounts have not been adjusted. The adoption of this standard resulted in the elimination of the debt discount and related amortization as interest expense and the classification of the portion of the debt issuance costs initially allocated to equity within the carrying amount of the convertible senior notes, which will be recognized as interest expense.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2023	2022	2023	2022

Revenue	$455,006	$318,059	$1,616,952	$1,090,946

Non-GAAP Gross Profit and Non-GAAP Gross Margin
GAAP gross profit	$352,324	$249,751	$1,254,120	$848,664
Add: Stock-based compensation expense and related payroll taxes	12,016	7,696	40,297	25,292
Add: Amortization expense of acquired intangible assets	2,765	1,939	9,574	7,975
Non-GAAP gross profit	$367,105	$259,386	$1,303,991	$881,931
GAAP gross margin	77%	79%	78%	78%
Non-GAAP gross margin	81%	82%	81%	81%

Non-GAAP Income from Operations and Non-GAAP Operating Margin
GAAP loss from operations	$(44,552)	$(82,529)	$(234,623)	$(327,429)
Add: Stock-based compensation expense and related payroll taxes (1)	126,275	118,315	457,815	430,020
Add: Amortization expense of acquired intangible assets	2,982	2,315	11,060	9,010
Add: Restructuring and other charges, excluding stock-based compensation expense (1)	1,299	—	6,564	—
Non-GAAP income from operations	$86,004	$38,101	$240,816	$111,601
GAAP operating margin	(10)%	(26)%	(15)%	(30)%
Non-GAAP operating margin	19%	12%	15%	10%

(1) In connection with a restructuring plan announced in March 2023, we incurred stock-based compensation expense of approximately $1.0 million for the year ended July 31, 2023, which is included in stock-based compensation expense and related payroll taxes.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2023	2022	2023	2022
Non-GAAP Net Income per Share, Diluted
GAAP net loss	$(30,674)	$(97,652)	$(202,335)	$(390,278)
Stock-based compensation expense and related payroll taxes (1)	126,275	118,315	457,815	430,020
Amortization expense of acquired intangible assets	2,982	2,315	11,060	9,010
Restructuring and other charges, excluding stock-based compensation expense (1)	1,299	—	6,564	—
Amortization of debt discount and issuance costs (2)	975	14,098	3,894	55,141
Benefit for income taxes (3)	—	(682)	—	(2,597)
Non-GAAP net income	$100,857	$36,394	$276,998	$101,296

Add: Non-GAAP interest expense related to the convertible senior notes (2)	359	—	1,437	—
Numerator used in computing non-GAAP net income per share, diluted	$101,216	$36,394	$278,435	$101,296

GAAP net loss per share, diluted	$(0.21)	$(0.69)	$(1.40)	$(2.77)
Stock-based compensation expense and related payroll taxes (1)	0.80	0.81	2.94	2.92
Amortization expense of acquired intangible assets	0.02	0.02	0.07	0.06
Restructuring and other charges, excluding stock-based compensation expense (1)	0.01	—	0.04	—
Amortization of debt discount and issuance costs	0.01	0.10	0.03	0.37
Benefit for income taxes (3)	—	—	—	(0.02)
Non-GAAP interest expense related to the convertible senior notes (2)	—	—	0.01	—
Adjustment to total fully diluted earnings per share (4)	0.01	0.01	0.10	0.13
Non-GAAP net income per share, diluted (2)	$0.64	$0.25	$1.79	$0.69

Weighted-average shares used in computing GAAP net loss per share, diluted	146,424	142,355	144,942	140,895
Add: Outstanding equity incentive awards	3,265	4,052	3,174	6,357
Add: Convertible senior notes (2)	7,626	208	7,626	2,875
Less: Antidilutive impact of capped call transactions (5)	—	(208)	—	(2,875)
Weighted-average shares used in computing non-GAAP net income per share, diluted (2)	157,315	146,407	155,742	147,252
___________

(1) In connection with a restructuring plan announced in March 2023, we incurred stock-based compensation expense of approximately $1.0 million for the year ended July 31, 2023, which is included in stock-based compensation expense and related payroll taxes.

(2) Effective August 1, 2022, we adopted ASU 2020-06 using the modified retrospective method under which prior period amounts have not been adjusted. The adoption of this standard resulted in the elimination of the debt discount and related amortization as interest expense and the classification of the portion of the debt issuance costs initially allocated to equity within the carrying amount of the convertible senior notes, which will be recognized as interest expense. Additionally, this standard amended the calculation of diluted earnings per share for certain convertible debt instruments, eliminating the treasury stock method and requiring the use of the if-converted method to compute the underlying potentially diluted shares. Accordingly, to account for the potentially diluted shares related to the convertible senior notes, we are required to add back the non-GAAP interest expense related to the convertible senior notes to our non-GAAP net income and include approximately 7.63 million shares related to the convertible senior notes beginning in our first quarter of fiscal year 2023.

(3) We use our GAAP provision for income taxes for purposes of determining our non-GAAP income tax expense. The difference between our GAAP and non-GAAP income tax expense represents the effects of stock-based compensation expense recognized in foreign jurisdictions. The income tax benefit related to stock-based compensation expense included in the GAAP provision for income taxes was not material for all periods presented. In the fiscal quarters ended July 31, 2022 and January 31, 2022, we recorded a tax benefit of $0.7 million and $0.4 million, respectively, generated by intangible assets acquired in business acquisitions. In the fiscal quarter ended April 30, 2022, we recorded a tax benefit of $1.5 million associated with a refund of certain foreign withholding taxes relating to the prior fiscal year.

(4) The sum of the fully diluted earnings per share impact of individual reconciling items may not total to fully diluted non-GAAP net income per share due to the weighted-average shares used in computing the GAAP net loss per share differing from the weighted-average shares used in computing the non-GAAP net income per share and due to rounding of the individual reconciling items. The GAAP net loss per share calculation uses a lower share count as it excludes potentially dilutive shares, which are included in calculating the non-GAAP net income per share.

(5) We exclude the in-the-money portion of the convertible senior notes for non-GAAP weighted-average diluted shares as they are covered by our capped call transactions. Our outstanding capped call transactions are antidilutive under GAAP, but are expected to mitigate the dilutive effect of the convertible senior notes and therefore are included in the calculation of non-GAAP diluted shares outstanding. No antidilutive impact was reflected in the year ended July 31, 2023, as the average stock price of our common stock during such periods was lower than the capped calls’ exercise price.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2023	2022	2023	2022
Calculated billings
Revenue	$455,006	$318,059	$1,616,952	$1,090,946
Add: Total deferred revenue, end of period	1,439,676	1,021,123	1,439,676	1,021,123
Less: Total deferred revenue, beginning of period	(1,175,373)	(818,743)	(1,021,123)	(630,601)
Calculated billings	$719,309	$520,439	$2,035,505	$1,481,468

Free cash flow
Net cash provided by operating activities	$135,936	$103,138	$462,343	$321,912
Less: Purchases of property, equipment and other assets	(27,070)	(21,250)	(97,197)	(69,296)
Less: Capitalized internal-use software	(7,565)	(7,117)	(31,527)	(21,284)
Free cash flow	$101,301	$74,771	$333,619	$231,332

Free cash flow margin
Net cash provided by operating activities, as a percentage of revenue	30%	32%	29%	30%
Less: Purchases of property, equipment and other assets, as a percentage of revenue	(6)%	(6)%	(6)%	(7)%
Less: Capitalized internal-use software, as a percentage of revenue	(2)%	(2)%	(2)%	(2)%
Free cash flow margin	22%	24%	21%	21%

ZSCALER, INC.
Explanation of Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States of America (GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, free cash flow is not a substitute for cash provided by operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of our historical non-GAAP financial measures to their most directly comparable financial measures stated in accordance with GAAP has been included in this press release. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.
Expenses Excluded from Non-GAAP Measures
Stock-based compensation expense is excluded primarily because it is a non-cash expense that management believes is not reflective of our ongoing operational performance. Employer payroll taxes related to stock-based compensation, which is a cash expense, are excluded because these are tied to the timing and size of the exercise or vesting of the underlying equity awards and the price of our common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of our business. Amortization expense of intangible assets acquired in business acquisitions and related income tax effects, if applicable, are excluded because these are considered by management to be outside of our core business operating performance. Restructuring and other charges includes severance and termination benefits in connection with a restructuring plan to streamline operations and to align people, roles and projects to our strategic priorities. These expenses are excluded because they fluctuate in amount and frequency and are not reflective of our core business operating performance. Amortization of debt discount and issuance costs from the convertible senior notes are excluded because these are non-cash expenses and are not reflective of our ongoing operational performance. We estimate the tax effect of these items on our non-GAAP results and may adjust our GAAP provision for income taxes, if such effects have a material impact to our non-GAAP results.
Non-GAAP Financial Measures
Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit as GAAP gross profit excluding stock-based compensation expense and related employer payroll taxes and amortization expense of acquired intangible assets. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Income from Operations and Non-GAAP Operating Margin. We define non-GAAP income from operations as GAAP loss from operations excluding stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets and restructuring and other charges. We define non-GAAP operating margin as non-GAAP income from operations as a percentage of revenue.
Non-GAAP Net Income per Share, Diluted. We define non-GAAP net income as GAAP net loss excluding stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets, restructuring and other charges, amortization of debt discount and issuance costs, and income tax effects generated by the effects of stock-based compensation expense recognized in foreign jurisdictions. We define non-GAAP net income per share, diluted, as non-GAAP net income plus the non-GAAP interest expense divided by the weighted-average diluted shares outstanding, which includes the effect of potentially diluted common stock equivalents outstanding during the period and the anti-dilutive impact of the capped call transactions entered into in connection with the convertible senior notes.
Calculated Billings. We define calculated billings as revenue plus the change in deferred revenue in a period. Calculated billings in any particular period aims to reflect amounts invoiced for subscriptions to access our cloud platform, together with related support services for our new and existing customers. We typically invoice our customers annually in advance, and to a lesser extent quarterly in advance, monthly in advance or multi-year in advance.
Free Cash Flow and Free Cash Flow Margin. We define free cash flow as net cash provided by operating activities less purchases of property, equipment and other assets and capitalized internal-use software. We define free cash flow margin as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and other assets and capitalized internal-use software, can be used for strategic initiatives.